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Exhibit 5.2

Novartis AG Lichtstrasse 35 CH-4056 Basel Switzerland	BÄR & KARRER
Novartis Capital Corporation 608 Fifth Avenue New York, NY 10020
Novartis Securities Investment Ltd. 131 Front Street Hamilton, HM12, Bermuda
Novartis Finance S.A. 20, rue Eugène Ruppert L-2453 Luxembourg Luxembourg
Zurich, 26 September 2008 366974/298/ras/bt18872574

Novartis AG—Form F-3 Registration Statement—Swiss Legal Opinion

Dear Sirs,

We have acted as Swiss counsel to Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the "Guarantor") in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act") on Form F-3 (the "Registration Statement") of an unspecified number of debt securities (the "Debt Securities") to be issued by Novartis Capital Corporation, a corporation incorporated under the laws of the State of Delaware, USA, Novartis Securities Investment Ltd., a limited liability company incorporated under the laws of Bermuda, and Novartis Finance S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (each, an "Issuer" and together, the "Issuers") and to be fully and unconditionally guaranteed by the Guarantor as to payment of principal and interest pursuant to guarantees issued by the Guarantor from time to time (the "Guarantees" and together with the Debt Securities, the "Guaranteed Debt Securities"). Terms not otherwise defined herein shall have the same meaning as ascribed to them in the Registration Statement.

I      Documents

  For the purpose of this opinion letter, we have exclusively relied on the following documents:

  a)
  a copy of the excerpt from the Commercial Register of the Canton of Basel-Stadt relating to the Guarantor dated 24 September 2008;

  b)
  a copy of the articles of association of the Guarantor dated 26 February 2008 confirmed by the Commercial Register of the Canton of Basel-Stadt to be up-to-date as of 24 September 2008 (the "Articles of Association");

  c)
  a copy of the Regulations of the Board of Directors, its Committees and the Executive Committee of the Guarantor (Organisationsreglement) effective 17 October 2007 (the "Organisational Regulations");

  d)
  a copy of the Chairman's Committee Charter of the Guarantor effective 12 December 2007 (the "Charter");

  e)
  a copy of the Management Authorization Levels of the Guarantor effective 1 July 2008 (together with the Organisational Regulations and the Charter, the "Internal Regulations");

  f)
  a copy of the resolutions of the Chairman's Committee of the Guarantor dated 20 August 2008 regarding inter alia (i) the issuance of the Guarantees, (ii) the execution of the Indenture to the extent the Guarantor is party thereof and (iii) the Registration Statement;

  g)
  a copy of the Registration Statement;

  h)
  the form of indenture to be entered into among the Issuers, the Guarantor and HSBC Bank USA, National Association (the "Indenture") and attached as Exhibit 4.1 to the Registration Statement; and

  i)
  the form of Guaranteed Debt Security attached as Exhibit 4.2 to the Registration Statement.

  For the purposes of this opinion we have not reviewed any documents other than those listed above and our opinion is confined to these documents.

II     Assumptions

  In rendering this opinion, we have assumed:

  a)
  the completeness and correctness of the information provided to us;

  b)
  that the Guarantor owns all the issued shares of the Issuers, i.e. that the Issuers are wholly-owned subsidiaries of the Guarantor;

  c)
  the genuineness of all signatures on and the authenticity and completeness of the documents under Section I submitted to us whether as originals or copies;

  d)
  the due organisation, valid existence and good standing (if applicable) of each of the parties to the Indenture and the Registration Statement (other than the Guarantor) under the laws of the jurisdiction of its incorporation;

  e)
  that all parties will enter into the Indenture and execute the Guaranteed Debt Securities for bona fide commercial reasons and at arm's length terms;

  f)
  that the Guarantees, when executed, will conform to the form of Guarantee included in the form of Guaranteed Debt Security referred to in Section I i);

  g)
  that the resolutions referred to in Section I f) have been adopted in accordance with the Articles of Association and the Internal Regulations and that the Internal Regulations are as of the date of this letter validly in force and effect in their version referred to in Section I; and

  h)
  the Registration Statement will be executed and filed in the form of the draft reviewed by us and the Indenture and the Guaranteed Debt Securities will, when duly executed by all parties thereto in substantially the forms attached as Exhibit 4.1 and Exhibit 4.2, respectively, to the Registration Statement, be valid, binding and enforceable under the laws of the State of New York by which they are expressed to be governed.

III   Opinion

  Based on the foregoing assumptions and subject to the qualifications set out under Section IV below, we are of the opinion that:

  a)
  the Guarantor is duly incorporated and validly existing as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland;

  b)
  the Guarantor has the corporate power to execute and file the Registration Statement, to enter into and to perform its obligations under the Indenture and the Guarantees, and all corporate action has been taken to enable the Guarantor to execute and file the Registration Statement and to enable the Guarantor to enter into and perform the Indenture and the Guarantees;

  c)
  the Guarantees and the Indenture have been duly authorised by the Guarantor; and

  d)
  when (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture relating to the Guaranteed Debt Securities has been duly executed and delivered, (iii) the terms of the Guarantees have been duly established in conformity with the Indenture so as not to violate Swiss law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor, and (iv) the Guarantees have been duly executed in accordance with the Indenture and the Guaranteed Debt Securities have been issued as contemplated in the Registration Statement, then the Guarantees will be enforceable against the Guarantor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

IV    Qualifications

  The opinions set out in Section III above are subject to the following qualifications:

  a)
  we are members of the Zurich Bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law issues is to be inferred;

  b)
  we have not been retained as tax counsel or accountants and, consequently, express no opinion on any tax or accounting matters, other than as expressly stated herein;

  c)
  we do not express any opinion herein about the enforceability of a final judgement by a state or federal court of the State of New York, the choice of law or the submission to the jurisdiction of the state or federal courts in the State of New York as set forth in the Indenture;

  d)
  other than as expressly stated herein, we express no opinion as to whether the content of the Registration Statement is true, correct, complete and not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for knowledgeable investors to reach an informed assessment of the Guarantor, the Issuers and the Guaranteed Debt Securities;

  e)
  our opinion is based solely on the documents referred to in Section I above and is confined to Swiss law as in force and interpreted at the date of this opinion;

  f)
  our opinion is subject to the fact that the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, fraudulent transfer, insolvency, liquidation, receivership, moratorium, reorganisation and reconstruction) and defences generally relating to or affecting creditors' rights including Swiss law principles on the abuse of rights (Rechtsmissbrauch as per Article 2 (2) of the Swiss Civil Code ("CC")) or good faith (Treu und Glauben);

  g)
  we express no opinion as to the enforceability of the payment of Additional Amounts (gross-up) with respect to the Swiss Withholding Tax;

  h)
  in this opinion, Swiss legal concepts are expressed in English terms and not in their original Swiss terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions;

  i)
  our opinion is generally subject to the following qualifications:

  (i)
  a claimant's rights may be affected by the laws and rules of civil procedure, as the case may be, applicable to creditors or debtors and claimants and defendants generally, and availability of certain remedies is at the discretion of a court in Switzerland;

  (ii)
  an obligation to pay an amount may be unenforceable, if the amount is held to constitute a penalty (such as exemplary or punitive damages); and

  (iii)
  court proceedings may be stayed if the subject of the proceedings is concurrently before another court, and damages awarded by courts may be awarded depending upon the degree of fault of the party.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

  This opinion is furnished by us, as counsel to the Guarantor, in connection with the filing of the registration of the Debt Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person. This opinion is strictly limited to the matter stated in it and does not apply by implication to any other matters. We do not assume any obligation to inform you of any facts or circumstances occurring or coming to our attention subsequently to the date of this letter and which might have an impact on any matters addressed in our opinions given herein.

  The obligations resulting from this opinion letter shall be subject to the substantive provisions of Swiss law.

  Yours sincerely,

  /s/ Bär & Karrer AG

  Bär & Karrer AG

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  Exhibit 5.2